Exhibit 99.1

Biora Therapeutics Reduces Debt and Largest Shareholder Increases Equity Exposure

Funds managed by Athyrium Capital Management increase their equity exposure through a convertible notes exchange at a price representing a 44% premium to the closing price on September 18, 2023

Transaction results in a debt reduction of $50 million for the company

On track to file an IND this month for NaviCap™ BT-600 targeted oral delivery program

SAN DIEGO, September 19, 2023 – Biora Therapeutics, Inc. (Nasdaq: BIOR), the biotech company that is reimagining therapeutic delivery, today announced an agreement with certain funds managed by Athyrium Capital Management, to increase their equity exposure while improving the company’s balance sheet.

The company has agreed to exchange an aggregate of $50 million principal amounts of its senior convertible notes due 2025 (the “2025 Notes”) held by Athyrium for a combination of 9,235,281 shares of common stock and 7,399,226 pre-funded warrants and common stock purchase warrants to purchase an aggregate 16,634,507 shares of common stock. The exchange price of the common stock (or pre-funded warrant) issued in the exchange is $3.01 per share, a price representing a 44% premium to the closing price on Monday, September 18. The exercise price of the common stock purchase warrants issued in the exchange is also $3.01 per share. The transaction closed on September 18, 2023.

“This transaction represents further optimization of our capital structure to align it with Biora’s current development stage, and demonstrates Athyrium’s conviction in our programs,” said Eric d’Esparbes, Chief Financial Officer of Biora Therapeutics. “We remain on track with the September IND filing for our NaviCap™ BT-600 program and are actively engaged with current and potential pharma collaborators to perform preclinical studies using their molecules with the BioJet™ platform,” continued Mr. d’Esparbes.

“We are very encouraged by the progress of the programs at Biora, and we remain committed to realizing the long-term value of its novel technologies,” said Jeffrey Ferrell, founder and Managing Partner of Athyrium Capital Management.

About Biora Therapeutics

Biora Therapeutics is reimagining therapeutic delivery. By creating innovative smart pills designed for targeted drug delivery to the GI tract, and systemic, needle-free delivery of biotherapeutics, the company is developing therapies to improve patients’ lives. Biora envisions a world where patients have access to needle-free drug delivery and better therapeutic outcomes.

For more information, visit bioratherapeutics.com or follow the company on LinkedIn or Twitter.

Safe Harbor Statement or Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “target,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Such risks, uncertainties, and other factors include, among others, our ability to innovate in the field of therapeutics, our ability to make future filings and initiate clinical trials on expected timelines or at all, our ability to obtain and maintain regulatory approval or clearance of our products on expected timelines or at all, our plans to research, develop, and commercialize new products, the unpredictable relationship between preclinical study results and clinical study results, our expectations regarding allowed patents or intended grants to result in issued or granted patents, our expectations regarding opportunities with current or future pharmaceutical collaborators, our ability to raise sufficient capital to achieve our business objectives, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC and other subsequent documents, including Quarterly Reports, that we file with the SEC.

Biora Therapeutics expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Chuck Padala

Managing Director, LifeSci Advisors

IR@bioratherapeutics.com

(646) 627-8390

Media Contact

media@bioratherapeutics.com